As filed with the Securities and Exchange Commission on May 22, 2019.

Registration 333-193655

United States

Securities and Exchange Commission

Washington, D.C. 20549

________________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1440803 (IRS Employer Identification No.)
20 South Main Street, Chambersburg, Pennsylvania (Address of principal executive offices)	17201 (Zip Code)

____________________________________________________

FRANKLIN FINANCIAL SERVICES CORPORATION INCENTIVE STOCK OPTION PLAN OF 2013

FRANKLIN FINANCIAL SERVICES CORPORATION 2019 OMNIBUS STOCK INCENTIVE PLAN

(Full title of the plan)

____________________________________________________

Timothy G. Henry

President & Chief Executive Officer

FRANKLIN FINANCIAL SERVICES CORPORATION

20 South Main Street

Chambersburg, Pennsylvania 17201

(717) 264-6116

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy To: Erik Gerhard, Esquire BYBEL RUTLEDGE LLP 1017 Mumma Road, Suite 302 Lemoyne, Pennsylvania 17043 (717) 731-1700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a  non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

On January 30, 2014,  Franklin Financial Services Corporation (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-193655) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 354,877 shares of common stock, $1.00 par value, of the Registrant (the “Plan Shares”) available for issuance under the Incentive Stock Option Plan of 2013 (the “Prior Plan”). The Registrant paid a registration fee of $794.41 at that time to register the Plan Shares.

On April 30 2019, the shareholders of the Registrant approved the 2019 Omnibus Stock Incentive Plan (the “2019 Plan”). The Prior Plan was approved by the Registrant’s shareholders at the 2013 Annual Meeting of Shareholders. The 2019 Plan is intended to replace the Prior Plan. Under the terms of the 2019 Plan, the Registrant may issue 400,000 shares of the Registrant’s common stock which includes any Plan Shares that are authorized, but not issued under the Prior Plan.

In addition, Plan Shares that are authorized, but not issued under the Prior Plan, and any Plan Shares subject to awards under the Prior Plan that are outstanding and that for any reason expire, lapse, terminate or are cancelled or forfeited shall become eligible for issuance under the 2019 Plan.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reflect that the Plan Shares available for issuance under the Registration Statement may instead be issued under the 2019 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

As permitted by the rules of the Commission, this Registration Statement omits the information in Item 1 of Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

As permitted by the rules of the Commission, this Registration Statement omits the information in Item 2 of Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

We incorporate the following documents by reference into this Registration Statement as filed with the Commission:

(a)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 18, 2019;

(b)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 8, 2019;

(c)       The Registrant’s Current Report on Form 8-K, filed with the Commission on May 3, 2019;

(d)       All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and,

(e)       The description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 001-38884) filed with the SEC on April 26, 2019 pursuant to the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all remaining unsold securities, are incorporated by reference into this Registration Statement and become a part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as to so modified or amended, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law, referred to as the PBCL, provides that Pennsylvania corporations shall have the power, under specified circumstances, to indemnify any person who is or was a representative of the Registrant in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the Registrant, by reason of the fact that they were or are such representatives, against expenses (including attorney’s fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Further, the PBCL provides that Pennsylvania corporations must indemnify a representative of the Registrant who is successful on the merits or otherwise in defense of any such action, suit or proceeding against expenses reasonably incurred.

The bylaws of the Registrant provide for indemnification of directors and officers to the extent provided in the PBCL. In accordance with Section 1713 of the PBCL, the bylaws of the Registrant also include a provision that the directors of the Registrant shall not be personally liable for monetary damages such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the company and with such care, including reasonably inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitute self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the PBCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to federal, state or local law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, we have been informed that, in the opinion of the Commission, any such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit

No.                   Exhibits

4.1                   Articles of Incorporation of Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Commission on March 16, 2015.)

4.2                   Bylaws of Registrant, as amended. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 21, 2018.)

5.1                   Opinion of Rhoads & Sinon LLP re: Legality of Shares Issued under the Incentive Stock Option Plan of 2013 (Previously Filed). (Incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-193655), as filed with the Commission on January 30, 2014.)

5.2*                 Opinion of Bybel Rutledge LLP re: Legality of Shares Issued under the 2019 Omnibus Stock Incentive Plan.

23.1*               Consent of BDO USA, LLP.

23.2                 Consent of Rhoads & Sinon LLP (included in Exhibit 5.2).

23.3*               Consent of Bybel Rutledge LLP (included in Exhibit 5.2).

24.1*               Power of Attorney of Directors and Officers (included on Signature Pages).

99.1                 Franklin Financial Services Corporation Incentive Stock Option Plan of 2013 (Previously Filed). (Incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-193655), as filed with the Commission on January 30, 2014.).

99.2                 Franklin Financial Services Corporation 2019 Omnibus Stock Incentive Plan. (Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 18, 2019.)

* Filed herewith.

Item 9.           Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d)

of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Chambersburg, Commonwealth of Pennsylvania, on May 22, 2019.

Franklin Financial Services Corporation

By:	/s/ Timothy G. Henry
Timothy G. Henry
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy G. Henry and Mark R. Hollar, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2019.

Name	Capacity
/s/ G. Warren Elliott G. Warren Elliott	Chairman of the Board and Director
/s/ Timothy G. Henry Timothy G. Henry	President & Chief Executive Officer and Director (Principal Executive Officer)
/s/ Mark R. Hollar Mark R. Hollar	Treasurer & Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Martin R. Brown Martin R. Brown	Director

/s/ Gregory A. Duffey Gregory A. Duffey	Director
/s/ Daniel J. Fisher Daniel J. Fisher	Director
/s/ Donald A. Fry Donald A. Fry	Director
/s/ Allan E. Jennings, Jr. Allan E. Jennings, Jr.	Director
/s/ Richard E. Jordan III Richard E. Jordan III	Director
/s/ Stanley J. Kerlin Stanley J. Kerlin	Director
/s/ Patricia D. Lacy Patricia D. Lacy	Director
/s/ Donald H. Mowery Donald H. Mowery	Director
/s/ Martha B. Walker Martha B. Walker	Director

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-193655)  of our reports dated March 18, 2019,  relating to the consolidated financial statements and the effectiveness of Franklin Financial Services Corporation’s internal control over financial reporting, appearing in Franklin Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

BDO USA, LLP

Harrisburg, Pennsylvania

May 22, 2019